This instrument was prepared by the
attorney described below and, when
recorded, the recorded counterparts
should be returned to:

   James P. McIntyre, Esq.
   Davis Polk & Wardwell
   450 Lexington Avenue
   New York, New York 10017


   By:_______________________
     James P. McIntyre, Esq.


          COLLATERAL ASSIGNMENT OF EXPANDABLE WRAPAROUND
                 MORTGAGE AND SECURITY AGREEMENT


        THIS COLLATERAL ASSIGNMENT OF EXPANDABLE WRAPAROUND MORTGAGE AND SECURITY AGREEMENT (this "Assignment") is made as of this ___ day of January, 1994 by THE CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation, having an office at Indiana Avenue and the Boardwalk, Atlantic City, New Jersey (with its successors, the "Assignor"), in favor of IBJ SCHRODER BANK AND TRUST COMPANY, as trustee under the Collateral Trust Agreement (as defined below), having an office at 1 State Street, 11th Floor, New York, New York 10004 (with its successors in such capacity, the "Assignee").

                      W I T N E S S E T H :

        WHEREAS, simultaneously with the execution and delivery of the Collateral Trust Agreement dated as of the date hereof among The Claridge Hotel and Casino Corporation (the "Company"), the Assignor, Atlantic City Boardwalk Associates, L.P. (the "Partnership") and the Assignee (as amended, modified or supplemented from time to time in accordance with its terms, the "Collateral Trust Agreement"), the Company is entering into an indenture (as amended, modified or supplemented from time to time in accordance with its terms, the "Indenture") among the Company, as issuer, the Assignor, as guarantor, and the Assignee, as trustee, pursuant to which the Company will issue its First Mortgage Notes Due 2002; and

        WHEREAS, in order to secure its obligations under the Indenture and under all of the other Financing Documents (as defined in the Indenture), the Assignor has agreed to assign to the Assignee its interest in the Expandable Wraparound Mortgage (as defined below).

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby grant, assign, transfer and set over unto the Assignee all of the Assignor's right, title and interest in and to:

        (a) that certain Replacement Wraparound Mortgage Note dated October 31, 1983, executed by the Partnership (hereinafter called the "Mortgagor"), payable to the Assignor, in the original principal amount of $127,000,000; as amended by that certain First Amendment to Wraparound Mortgage Note dated March 17, 1986 from the Mortgagor to the Assignor (collectively, as amended, modified and supplemented from time to time in accordance with their respective terms, the "Wraparound Note"), together with the debts and claims thereby evidenced; and

        (b) that certain Expansion Wraparound Mortgage Note dated March 17, 1983, executed by the Mortgagor, payable to the Assignor, in the original principal amount of $17,000,000 (as amended, modified and supplemented from time to time in accordance with its terms, the "Expansion Note"; the Wraparound Note and the Expansion Note are collectively referred to herein as the "Notes"), together with the debts and claims thereby evidenced; and

        (c) the following instruments executed by the Mortgagor as security for the Notes, all concerning certain property in Atlantic County, New Jersey, as described on Exhibit A attached hereto and made a part hereof
        (collectively, the "Property"):

             (i) that certain Expandable Wraparound Mortgage and Security Agreement dated as of October 31, 1983, from the Mortgagor to the Assignor, recorded on October 31, 1983 in the Office of the Clerk of Atlantic City, New Jersey in Mortgage Book 2908 at Page 250; as amended by that certain First Supplemental Amendment to Expandable Wraparound Mortgage and Security Agreement dated as of March 17, 1986 between the Assignor and the Mortgagor, recorded on March 18, 1986 in said Office in Book 3317 at Page 189 and rerecorded in said Office on April 14, 1986 in Book 3331 at Page 273; and as further amended by that certain Second Amendment to Expandable Wraparound Mortgage and Security Agreement dated June 15, 1989 between the Assignor and the Partnership, recorded on __________, 1989 in said Office in Book ________ at Page ________ (collectively, as amended, modified or supplemented from time to time in accordance with its terms, the "Expandable Wraparound Mortgage"); and

             (ii) any and all other documents, instruments and agreements serving as collateral security for the Notes.


        TO HAVE AND TO HOLD unto the Assignee forever.

        This Assignment is executed in connection with the CPPI
Pledge Agreement dated as of the date hereof between Assignor and Assignee and is subject to the terms thereof.

        This Assignment is delivered as security for the due and punctual payment of the Secured Obligations of Assignor (as defined in the CPPI Pledge Agreement).

        This instrument shall be binding upon the Assignor's successors and assigns and shall inure to the benefit of the Assignee.

        Upon satisfaction in full of the Secured Obligations, the Assignee shall without recourse, representation or warranty, reassign to the Assignor all rights assigned hereunder.

        IN WITNESS WHEREOF, the Assignor has hereunto caused these presents to be signed by its proper corporate officers and its corporate seal to be hereto affixed this _ day of January, 1994.



                                      THE CLARIDGE AT PARK PLACE,
                                       INCORPORATED



                                      By:___________________________
                                         Name:
                                         Title:

                                      (Corporate Seal)

STATE OF  _________    :
                       :  ss.
COUNTY OF _________    :


        BE IT REMEMBERED, that on this _ day of January, 1994, before me personally appeared _______________, _____________, of
THE CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation, who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said corporation, and further acknowledges that he did receive a true copy of the within instrument.



                                 ___________________________
                                 (Notary Public)

                            Exhibit A


                   Description of the Property

TRACT I:

        BEGINNING in the Northeasterly line of Indiana Avenue (60 feet wide) at a point 150 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide) and extending

        1.  North 62 degrees 32 minutes East, parallel with
Pacific Avenue, 155 fee; thence

        2.  South 27 degrees 28 minutes East, parallel with
Indiana Avenue, 50.10 feet; thence

        3.  South 62 degrees 32 minutes West, parallel with
Pacific Avenue 155 fee to the first mentioned Northeasterly line of Indiana Avenue; thence

        4. North 27 degrees 28 minutes West, along same, 50.10 feet to the point and place of BEGINNING.


TRACT II:

        BEGINNING in the Southwesterly line of Indiana Avenue (60 feet wide) at a point 150 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide) and extending:

        1.  South 27 degrees 28 minutes East, along said
Southwesterly line of Indiana Avenue, 300 feet; thence

        2.  South 62 degrees 32 minutes West, parallel with
Pacific Avenue, 138.10 feet to the Northeasterly line of Park
Place, (60 feet wide); thence

        3. North 27 degrees 28 minutes West, along same, 300 feet; thence

        4.  North 62 degrees 32 minutes West, parallel  with
Pacific Avenue, 138.10 feet to the point and place of BEGINNING.

TRACT III:

        BEGINNING in the Northeasterly line of Ohio Avenue, (50 feet wide) at a point 200 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide), and extending

        1.  North 62 degrees 32 minutes East, parallel with
Pacific Avenue, 145.60 feet to the Southwesterly line of Park
Place, (60 feet wide); thence

        2. South 27 degrees 28 minutes East, along same, 150 feet; thence

        3.  South 62 degrees 32 minutes West, parallel with
Pacific Avenue, 145.60 feet to the First mentioned Northeasterly line of Ohio Avenue; thence

        4. North 27 degrees 28 minutes West, along same, 150 feet to the point and place of BEGINNING


TRACT IV:  AIR RIGHTS

        ALL THAT CERTAIN real property in the City of Atlantic City, County of Atlantic, State of New Jersey, which lies above (but not below) the horizontal plane the elevation of which is
26.0 feet above that certain datum level which designates as zero an elevation equal to mean sea level at Atlantic City, as computed and established by the United States Coast and Geodetic Survey and which lies below (but not above) another horizontal plane the elevation of which is 71.5 feet above said datum level, and which is bounded by and lies within that certain plot or parcel described as follows:

        ALL THAT CERTAIN lot, tract, or parcel of land and premises, situate, lying and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

        BEGINNING at a point in the Westerly line of Park Place
(60 feet wide), said point being distant 200.00 feet South of the Southerly line of Pacific Avenue (60 feet wide), and extending from said beginning point; thence

        1. South 27 degrees 28 minutes 00 seconds West, in and along the Westerly line of Park Place, a distance of 150.00 feet to a point; thence

        2.  North 89 degrees 42 minutes 23 seconds East, crossing
Park Place, a distance of 67.44 feet to the easterly line of Park
Place; thence

        3. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Park Place, a distance of 180.80 feet;
thence

        4.  South 62 degrees 32 minutes 00 seconds West crossing
Park Place, a distance of 60.00 feet to the point and place of BEGINNING.

        TOGETHER with the benefits of a certain easement from the City of Atlantic City to Del E. Webb New Jersey, Inc. dated 3-20-
86, recorded in Deed Book 4216, page 299.